Exhibit 99.1

T.A. INDUSTRIES, INC.

FINANCIAL STATEMENTS

Year Ended December 31, 2019

(With Independent Auditor’s Report Thereon)

Independent Auditors’ Report

To the Board of Directors and Stockholders of

T.A. Industries, Inc.

We have audited the accompanying consolidated financial statements of T.A. Industries, Inc. (the "Company"), which comprise the balance sheets as of December 31, 2019, and the related statements of comprehensive income, shareholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the presentation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the presentation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on those financial statements based on our audit. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Lee & Park Co.

April 15, 2020

T.A. INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEET
As of December 31, 2019

A S S E T S
Current assets:
Cash and cash equivalents	$454,113
Accounts receivable, net	11,006,521
Advance to suppliers and other receivable	949,119
Inventory (note 3)	34,926,865
Other current assets	4,052,966

Total current assets	51,389,584

Property and equipment, net	24,583,153

Other asset:
Intangible assets, net	130,907
Deferred tax assets	987,158
Deposits	747,335
Other long-term assets	7,801,466

Total other assets	9,666,866

Total assets	$85,639,603
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,910,425
Income tax payable	2,748,022
Revolving line of credit payable	22,419,512
Current portion of long-term debts	371,810
Accrued and other current liabilities	1,329,095

Total current liabilities	31,778,864

Long-term debts	49,398

Total liabilities	31,828,262

Shareholders' equity:
Common stock, no par value; 100,000,000 shares authorized, 2,450,000 shares issued and outstanding	2,450,000
Additional paid-in capital	6,600,000
Accumulated other comprehensive income (loss)	(6,356,197)
Retained earnings	51,117,538

Total shareholders' equity	53,811,341

Total liabilities and shareholders' equity	$85,639,603

See accompanying notes to financial statements

T.A. INDUSTRIES, INC.
CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
For the year ended December 31, 2019

Net sales	$94,414,125

Cost of sales	42,270,112

Gross profit	52,144,013

Selling and administrative expenses	38,389,598

Income from operations	13,754,415

Interest expense, net	(1,218,146)
Financial income, net	58,184
Other income (expense), net	(163,778)

Income before income tax provision	12,430,675

Income tax provision	(2,672,635)

Net income	$9,758,040

Other comprehensive income (loss)	$74,310

Comprehensive income	$9,832,350

See accompanying notes to financial statements

T.A. INDUSTRIES, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
For the year ended December 31, 2019

				Accumulated
			Additional	other		Net
	Shares	Common	paid-in	comprehensive	Retained	shareholders'
	outstanding	stock	capital	income (loss)	earnings	equity
Balance at January 1, 2019	2,450,000	$2,450,000	$6,600,000	$(6,430,507)	$41,359,498	$43,978,991

Net Income					9,758,040	9,758,040

Other Comprehensive Income				74,310		74,310

Balance at December 31, 2019	2,450,000	$2,450,000	$6,600,000	$(6,356,197)	$51,117,538	$53,811,341

See accompanying notes to financial statements

T.A. INDUSTRIES, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
For the year ended December 31, 2019

Cash flows from operating activities:
Net income	$9,758,040
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,364,250
Working capital and other changes related to operations:
Accounts receivable	(596,349)
Advances to suppliers and other receivable	1,835,983
Inventory	(2,588,712)
Other current assets	(715,096)
Other assets	(3,276,491)
Accounts payable	940,874
Income tax payable	462,602
Accrued and other current liabilities	(961,861)
Deferred tax liabilities/assets	(367,201)

Net cash provided by operating activities	6,856,039

Cash flows from investing activities:
Proceeds from the sale of construction-in-progress	1,505,979
Purchase of property and equipment	(8,772,708)

Net cash used in investing activities	(7,266,729)

Cash flows from financing activities:
Payments for revolving line of credit payable	(448,427)
Payments for long-term debts	(470,673)

Net cash used in financing activities	(919,100)

Effect of exchange rate changes	74,310

Net decrease in cash and cash equivalents	(1,255,480)

Cash and cash equivalents at beginning of year	1,709,593

Cash and cash equivalents at end of year	$454,113

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$1,218,146
Cash paid during the year for tax	$3,884,215

See accompanying notes to financial statements

T.A. INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019

1. Organization

T.A. Industries, Inc. ("Company", "TA"), was incorporated in June of 1995 in the state of California and has branches in Jacksonville, Florida, Aberdeen, Maryland, Greenwood, Indiana, and Houston, Texas.  TA has been engaged principally in the import and wholesale distribution of grilles and diffusers. The Company’s wholly-owned subsidiary, T.A. Industries Vietnam Co. Ltd., ("TA Vietnam"), established in September 2004 in Vietnam, manufactures all the products TA distributes throughout the U.S.  The Company sells its products under the brand name of "Truaire", a well-recognized brand in the industry.

2. Summary of Significant Accounting Policies

Basis of Consolidation

The consolidated financial statements included the accounts of T.A. Industries, Inc., and its wholly-owned subsidiary. All significant inter-company balances and transactions have been eliminated in the consolidated financial statements.

Management Estimates

Management uses estimates and assumptions in preparing financial statements in conformity with generally accepted accounting principles in the U.S. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reporting period. Accordingly, actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers operating checking accounts, money market account, and term deposits with less than 90 days maturity to be cash equivalents. As of December 31, 2019, cash and cash equivalents included no Term Deposits with less than 90 days maturity.

Revenue Recognition

Wholesale revenue is recognized when title and the risk and rewards of ownership have passed to the customer based on the terms of sale. This occurs upon shipment of products to customers.

In 2017, TA signed a contract with Home Depot to open a new line of business, a Decorative Line. To gain the new business, TA agreed to pay Home Depot $500,000 and purchase all existing Home Depot inventory for $1,440,160, which had no salvage value. To compensate for the $1,440,160 for the purchase of old inventory, they agreed on a 5% mark-up on all future sales of this new line of business, which the Company will offset against $1,440,160. Accordingly, both $500,000 and $1,440,160 were recorded as pre-payment in the other long-term assets. $500,000 was amortized over the period of 15 years while the $1,440,160 was offset by the 5% mark-up in Decorative Line sales annually. In 2019, the total sale for the Decorative Line business was $4,281,703, including the additional 5% mark-up of $214,085.

The balance at December 31, 2019, was as follows:

Original balance	$1,940,160
2017 reduction	(187,586)
2018 reduction	(249,155)
2019 reduction	(247,419)
Balance as of 12/31/19	$1,256,000
Less current portion	(248,334)
Total	$1,007,666

T.A. INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019

The Company routinely commits to a one-time or an on-going rebate program as sales incentives to dealers/wholesalers/contractors that require the Company to estimate and accrue the costs of such program. The policy regarding the recognition and presentation within the statement of income and comprehensive income is as follows:

Discounts and Rebates

There are two types of discounts: Sales Discount and Targeted Contractor Accounts (“TCAP”) Discount. Sales discounts are given to customers for on-time payment and volume orders for either Home Depot or large-volume customers. TCAP discounts are given to contractor groups with pre-contracted discount incentives based on increased sales on existing accounts and/or sales on new accounts. The rebates are given to buying groups and the Home Depot based on monthly, quarterly, or yearly sales. Buying groups are made up of members purchasing in large quantities to obtain a better price as a whole. The costs of these discounts and rebates are recognized at the date of payment receipt or quarterly or annually. The cost of these discounts and rebates is estimated based on the payment history and the contractual obligations at year-end. Substantially all discounts and rebates are included in the determination of net sales.

Shipping and Handling Costs

The Company records shipping and handling fees collected from its customers as revenue. The Company records inbound freight as a cost of sales, and it records shipping and handling costs associated with shipping products to its customers as selling and administrative expenses. Total shipping and handling fees recorded as revenue and total shipping and handling costs included in selling and administrative expenses were approximately $708,000 and $4,495,000, respectively, for the year ended December 31, 2019.

Allowance for Uncollectible Accounts

Accounts receivable consists primarily of amounts receivable from customers. The Company makes ongoing estimates related to the collectability of its accounts receivable and maintains an allowance for estimated losses resulting from the inability of its customers to make required payments. In determining the amount of the allowance, the Company considers historical levels of credit losses and makes judgments about the creditworthiness of significant customers based on ongoing credit evaluations. The allowance for uncollectible accounts receivable was $39,883 as of December 31, 2019.

Inventories

Inventories are stated at lower of cost, using the first-in first-out method, or market value.

Property and Equipment

Property and equipment are stated at cost. Expenditures for repairs and maintenance are expensed as incurred, and any gain or loss on disposition is included in income as realized. Depreciation and amortization are provided on the straight-line method over the following estimated useful lives:

Automobiles	5 – 10 years
Building and structure	10 – 44 years
Machinery and equipment	5 - 10 years
Office equipment	5 years
Leasehold improvements	Shorter of 31.5 years or term of the lease

Identified Intangible Assets

Intangible assets are stated at cost. The Company capitalizes and amortizes intangible assets on a straight-line basis over the following estimated useful lives:

Goodwill purchased	15 years
Patent	15 years
Loan fees paid	Shorter of 5 years or term of the loan

Impairment of Long-lived Assets and Intangible Assets

The Company assesses potential impairment to its long-lived assets and intangible assets subject to amortization when events or changes in circumstances have made recovery of the assets carrying value unlikely and the carrying amount of the assets exceeds the estimated future undiscounted cash flows. If the assessment indicates that the carrying amounts may not be recoverable, an impairment loss would reduce the assets’ carrying amount to its estimated fair value based on the present value of estimated future cash flows. During the year ended December 31, 2019, the Company did not recognize any impairment related to long-lived assets and intangible assets subject to amortization.

Fair Value of Financial Instruments

Substantially all of the Company’s current assets and liabilities are considered financial instruments. These assets and liabilities are reflected at fair value, or at carrying amounts that approximate fair value because of the short maturity of the instrument. Other financial instruments consist of long-term obligations. The fair value of long-term obligations is estimated based on current interest rates offered to the Company for obligations with similar remaining maturities. The recorded value of these financial instruments approximated fair value at December 31, 2019.

Foreign Currency Translation and Foreign Currency Transactions

Adjustments resulting from translating foreign functional currency financial statements into U.S. dollars are included in the foreign currency transaction adjustment, a component of accumulated other comprehensive income in shareholders’ equity.

The Company’s subsidiary has various assets and liabilities, which are denominated in their functional currencies. These balance sheet items are subject to remeasurement, the impact of which is recorded in net of other income and expenses within the consolidated statements of income as other comprehensive income or loss.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the bases of assets and liabilities for financial statement and income tax purposes.

The differences in asset and liability bases relate primarily to depreciable assets (using different methods and periods to calculate depreciation), net operating loss carry forward, and allowance for uncollectible accounts to reduce deferred tax assets to an amount that is more likely than not to be realized.

The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses and tax credits that are available to offset future income taxes. The components of the deferred tax assets and liabilities are classified as current and noncurrent based on their characteristics. Valuation allowances are provided for deferred tax assets based on the management of projection of the sufficiency of future taxable income to realize the assets. The Company records liabilities and tax benefits to uncertain tax positions in accordance with FASB ASC 740, Income Taxes.

T.A. INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019

The Company’s income tax filings are subject to audit by various taxing authorities. In evaluating the Company’s tax provisions and accruals, future taxable income and the reversal of temporary differences, interpretations, and tax planning strategies are considered. The Company believes its estimates are appropriate based on current facts and circumstances.

U.S. income taxes as applicable to the earnings of its non-U.S. subsidiary that are expected to be repatriated are provided currently on the financial statement. The Company determines annually the amount of undistributed income to distribute, but, with the Tax Cuts and Jobs Act of 2017, the Company is not subject to any tax liabilities of future repatriated distribution of non-U.S. earnings indefinitely after the recognition of the initial tax liabilities on deemed mandatory repatriation for undistributed earnings up to year 2017 with the election.

With that election, the Company owed federal income tax liabilities totaling $2,264,562 as of December 31, 2019 (initial liabilities $3,056,085 less $791,523 payments made), and the future payment schedule is as follows:

Year Ending December 31,
2020	$186,425
2021	244,487
2022	458,412
2023	611,217
2024	764,021
$2,264,562

The Company evaluates all significant tax positions as required by accounting principles generally accepted in the United States of America. As of December 31, 2019, the Company records the impacts properly.

Advertising

Advertising is charged to expenses when the advertisement is placed, and the aggregate amount of advertising expense was $196,247 for the year ended December 31, 2019. These expenses are included in selling and administrative expenses.

3. Inventory

As of December 31, 2019, inventory consisted of the following:

TA
Inventory in warehouse	$31,792,238
Inventory in transit	6,234,305
Subtotal inventory	$38,026,543
TA VIETNAM
Raw materials	$4,033,951
Tools and supplies	164,571
Work in process	762,097
Finished goods	324,827
Subtotal inventory	$5,285,446
$43,311,989
Less: inter-company profit	(8,385,124)
Total Inventory	$34,926,865

T.A. INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019

4. Other Current Assets

Other current assets as of December 31, 2019, included the following:

Prepaid income taxes and expenses	$3,052,262
Home Depot advance purchase - current	248,334
Deductible value added tax	752,370
Total	$4,052,966

5. Property and Equipment

As of December 31, 2019, property and equipment including the subsidiary’s consisted of the following:

	TA	TA VIETNAM	Total
Automobiles	$1,190,015	$595,557	$1,785,572
Building and structure	199,822	8,774,372	8,974,194
Machine and equipment	4,339,191	20,066,883	24,406,074
Office equipment	640,319	69,537	709,856
Leasehold improvements	5,940,871	-	5,940,871
	12,310,218	29,506,349	41,816,567
Accumulated depreciation	(5,292,790)	(11,940,624)	(17,233,414)
	$7,017,428	$17,565,725	$24,583,153

6. Intangible Assets

Intangible assets as of December 31, 2019, consisted of the following:

Patents purchased	$400,000
Goodwill purchased	132,000
$532,000
Less accumulated amortization	(401,093)
$130,907

Amortization expenses for intangible assets totaled $35,467 for the year ended December 31, 2019.

T.A. INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019

7. Other Long-Term Assets

Other long-term assets at December 31, 2019, consisted of the following:

Deposit	$482
Home Depot advance purchase	1,007,666
Term-loans receivable	6,224,724	*
Long-term prepaid	568,593
	$7,801,465

*See note 12 for additional information

8. Debts

Revolving Line of Credit

The Company has a revolving line of credit with Comerica Bank with a maximum balance of $18,000,000 due on July 28, 2020. The purpose of the loan is to provide funds for general operations and working capital. The line is secured by substantially all of the Company’s assets now owned and hereafter created or acquired by the Company. The interest is based on either the Wall Street Journal’s prime rate (current rate is 4.75%) or 30-Day LIBOR rate plus 2.0%.

TA Vietnam has two short-term loans from Vietcombank and Vietinbank. The loan from Vietcombank was entered on September 25, 2019, with a maximum balance of $10,049,278 with interest rates from 3.6% to 3.9% secured by the machinery equipment and factory. The loan from Vietinbank was entered on September 20, 2019, with a maximum balance of $3,000,000 with interest rates of 4.0% secured by the machinery equipment and factory.

As of December 31, 2019, outstanding loan balances from Comerica bank, Vietcombank, and Vietinbank were $10,424,749 and $9,157,361 and 2,837,402, respectively, for a total of $22,419,512.

Long-term Debts

Long-term debt consisted of the following as of December 31, 2019:

Notes payable for three automobile loans and five capital leases that expire on various dates up to November 23, 2021, with interest rates from 0.00% to 5.69%, total monthly payment of $6,716	$121,199

Note payable with Comerica that expires on August 31, 2020, with interest of Wall Street Journal prime rate or 30-Day LIBOR rate plus 2.0%, monthly installment payment of $33,333 plus interest	300,009

Less current portion	(371,810)

Total	$49,398

T.A. INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019

9. Accrued and Other Current Liabilities

Accrued and other current liabilities as of December 31, 2019, included the following:

Employees and tax payables	$601,828
Commission payable	499,282
Equipment rental payable	181,891
Others	46,094
Total	$1,329,095

10. Income Taxes

The provisions for income taxes for the year ended December 31, 2019, consisted of the following components:

Current:
Federal	$1,370,283
States	592,994
Foreign	1,076,557
3,039,834
Deferred:
Federal	$(238,131)
States	(129,068)
Foreign	-
(367,199)
Total	$2,672,635

The provision for income taxes differs from the amount computed by applying the U.S. federal statutory income rate and state statutory income rate of 21% and 6%, respectively, to the pretax book income of the Company, due primarily to state income tax and timing differences of depreciation and amortization of fixed assets and intangible assets.

Beginning deferred tax assets and liabilities as of January 1, 2019:

Deferred income tax assets:
State tax	$74,675
Accounts receivable, bad debt reserve	10,769
Inventory, 263A capitalization	769,770
Net deferred income tax assets	855,214
Deferred income tax liabilities:
Depreciation and amortization	(235,256)
Deferred income tax asset, net	$619,958

T.A. INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019

Ending deferred tax assets and liabilities as of December 31, 2019:

Deferred income tax assets:
State tax	$191,814
Accounts receivable, bad debt reserve	10,769
Inventory, 263A capitalization	1,180,372
Net deferred income tax assets	1,382,955
Deferred income tax liabilities:
Depreciation and amortization	(395,797)
Deferred income tax asset, net	$987,158

11. Accumulated Other Comprehensive Income/(Loss)

As of December 31, 2019, all accumulated other comprehensive loss, net of tax, represents the cumulative translation adjustment resulting from translating foreign functional currency financial statements into U.S. dollars.

12. Related Party Transactions

Guarantor

Two major shareholders, Mr. Yongki Yi and Mr. Tony Yi, guarantee an $18,000,000 bank line of credit and term loan outstanding from Comerica Bank on behalf of the Company. The shareholders' assets are cross-collateralized as security for this line of credit together with the assets of the companies that are all related through common ownership. These guarantees would require the shareholders to make required payments on the line of credit in the event the Company is unable to do so.

Transactions between related parties:

1.	The Company has lease contracts with Twin Sunrise Properties, Inc. and U & Y Investment MD, LLC, both properties 100% owned by two major shareholders, Mr. Yongki Yi and Mr. Tony Yi. The following is the summary of transactions with the two major shareholders for the year ended and as of December 31, 2019:

Lease payments made to and security deposit receivable from Twin Sunrise Properties, Inc, respectively:	$578,462 and $67,500
Lease payments made to and security deposit receivable from U & Y Investment MD, LLC, respectively:	$760,320 and $387,500

2.	The Company has three term loan receivables from the companies in Vietnam that are owned by Mr. Tony Yi, one of the major shareholders. The total amount of the loans as of December 31, 2019 was $6,224,724 and the loan balance is included in other long-term assets.

T.A. INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019

13. Commitments and Contingencies

The Company entered into a non-cancelable operating lease agreement for headquarters office and warehouse space in California expiring on August 31, 2024. Other non-cancelable operating leases for branches in Florida, Maryland, Indiana, and Texas are expiring in years 2025, 2025, 2024, and 2025, respectively. Future expenses from the lease agreements in effect are as follows:

Years ending December, 31,
2020	$5,340,946
2021	5,410,760
2022	5,482,296
2023	5,555,596
2024 and after years	4,775,238
Total	$26,564,836

The Company is not aware of any pending or threatened litigation, claims, or assessments or unasserted claims or assessments that are required to be accrued or disclosed in the financial statements.

14. Concentration of Credit Risk

The Company’s cash and cash equivalents, along with accounts receivable, involve elements of market and credit risk. The Company maintains two checking accounts in one commercial bank. Cash in these accounts at times exceeded $250,000, while the Federal Deposit Insurance Corporation (“FDIC”) secures the checking accounts up to $250,000. There was no unsecured cash balance was as of December 31, 2019.

The Company’s revenues are from a variety of customers ranging from large retail stores to small individuals. The Company provides credit in the normal course of business to its customers and performs ongoing credit evaluations of these customers. Historically, the Company has never experienced any significant loss from bad debt.

The Company has certain customers whose revenue individually represented 10% or more of the Company’s total revenue and whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable. For the year ended December 31, 2019, two major customers accounted for approximately 38.5% of gross revenue and the same two major customers accounted for approximately 41.5% of accounts receivable at the end of December 31, 2019.

15. Subsequent Events

Upon reviewing the events and transactions that have occurred after the audit period of December 31, 2019, the Management has determined that no material subsequent events or transactions have occurred that would require the Company either to recognize the financial impact or disclose such events in the financial statements.